UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 8, 2008

Concurrent Computer Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13150	04-2735766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 258-4000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

On April 8, 2008, the Board of Directors (the “Board”) of Concurrent Computer Corporation (the “Company”) accepted the resignation of T. Gary Trimm, the Chief Executive Officer (“CEO”) of the Company effective April 23, 2008.  Mr. Trimm also resigned his position as a director of the Company effective April 23, 2008.  In connection with Mr. Trimm’s resignation, the Company entered into a separation agreement, dated April 8, 2008, with Mr. Trimm (the “Separation Agreement”).

The Separation Agreement, subject to the terms and conditions thereof, provides for certain compensation and benefits not otherwise payable to Mr. Trimm under his employment agreement, dated June 24, 2004, as amended August 8, 2006, including:

•
Compensation through October 31, 2010 ($10,000 per month for the first 12 months and $5,000 per month for next 18 months), including reimbursement for expenses, for his role as a consultant to the Company, the new CEO and the Board and, if Mr. Trimm dies before October 31, 2010, any remaining compensation will be paid to his estate;

•	Pro-rated annual incentive bonus for the current fiscal year;

•	Continued coverage for himself and his dependents on the Company’s healthcare plans from the date of his separation of service through the date he reaches age 65; and

•
Amendment of his outstanding stock options and restricted stock awards to provide that (i) the options will continue to vest and restrictions on restricted stock will lapse in accordance with existing schedules as long as Mr. Trimm remains a consultant to the Company and (ii) options will fully vest and the restrictions on restricted stock will lapse on the earliest to occur of (x) the existing schedule for vesting or lapse of restrictions, (y) a change in control (as defined in the Company’s Seconded Amended and Restated 2001 Stock Option Plan) or (z) October 31, 2010.

In addition, Mr. Trimm has agreed that until October 31, 2010 he shall not (1) engage in services in a senior managerial capacity that would compete with the Company’s significant businesses in the continental United States, (2) solicit any customers or prospects of the Company with whom Mr. Trimm had material business contact during the preceding twelve month period for the purpose of competing with the Company’s significant businesses, (3) recruit or otherwise seek to induce any employees of the Company to terminate their employment or (4) use for his own benefit trade secrets of the Company.

Mr. Trimm also released the Company of any and all claims he may have arising out of his employment with the Company.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference in its entirety.

Appointment of Certain Directors or Officers

On April 8, 2008, the Board appointed Dan Mondor, age 52, as the CEO of the Company effective immediately upon the resignation of Mr. Trimm.  Mr. Mondor will also serve as a director of the Company.  Mr. Mondor was most recently with Mitel Networks, Inc. (“Mitel”), a leading provider of voice, video and collaborative communication solutions for businesses of all sizes, where he served as president and executive officer, responsible for Mitel’s U.S. operations from 2007 to 2008.  Prior to joining Mitel, Mr. Mondor served as vice president of solutions for Nortel Networks Corp. (“Nortel”) from 2006 to 2007, where he was responsible for five solution businesses in the cable MSO, telco, and enterprise markets.  Mr. Mondor served as vice president and general manager for Nortel’s Global Cable MSO Solutions from 2004 to 2006, and previously as vice president, North America Cable MSO Sales from 2002 to 2004.  Mr. Mondor previously served as vice president of marketing for Optical Networks at Nortel from 1999 to 2002.  Prior to joining Nortel, Mr. Mondor was with Siemens Corporation from 1984 to 1990 where he directed strategic planning and assisted Siemens in its entry into the North American transmission market.  Mr. Mondor was with Bell-Northern Research LTD from 1979 to 1984 and with Manitoba Hydro-Electric Board from 1977 to1979.  In both companies he worked in engineering and product management roles.

In connection with Mr. Mondor’s appointment, the Company entered into an employment agreement, dated April 8, 2008, with Mr. Mondor (the “Employment Agreement”) setting forth the terms of his employment.  Pursuant to the terms of the Employment Agreement, Mr. Mondor’s employment will commence on April 23, 2008 and will continue for a period of four years.  Mr. Mondor will receive a base salary at an annualized rate of $370,000 for 2008, which amount will be reviewed annually.  Mr. Mondor will also be eligible for a bonus under the Company’s annual incentive plan, which currently provides an annual bonus opportunity in a target amount of 65% of his then current base salary.  The objectives for each year and other terms and conditions of the bonus opportunity are established by the Board or a committee thereof. For superior performance, the bonus opportunity may be increased up to one and one-half times his annual target bonus.  In addition, Mr. Mondor will be eligible to participate in all employee benefit programs of the Company made available to senior executives.

Further, pursuant to the Employment Agreement, the Compensation Committee of the Board has granted Mr. Mondor, effective on Mr. Mondor’s first date of employment, an award of 300,000 shares of restricted stock (the “Restricted Stock”) with the restrictions lapsing on 25% of the award each year over a four-year period and options to purchase an aggregate 600,000 shares of the Company’s common stock with a per share exercise price equal to the closing price of the Company’s common stock on Mr. Mondor’s first day of employment vesting each 25% year over a four-year period.  The options will also vest 100% and all restrictions on restricted stock will lapse upon termination of Mr. Mondor by the Company without due cause (as defined in the Employment Agreement) or in a constructive termination (as defined in the Employment Agreement) or upon a change in control (as defined in the Employment Agreement).

Beginning with fiscal year 2009 and during the period of his employment, Mr. Mondor will be eligible to participate in long term incentive programs of the Company made available to senior executives as deemed appropriate by the Compensation Committee.  The Company will reimburse Mr. Mondor for all reasonable out-of-pocket expenses incurred by him in connection with his employment.

The Employment Agreement provides that employment may be terminated by either the Company or Mr. Mondor at any time.  In the event Mr. Mondor voluntarily resigns or is terminated for due cause (as defined in the Employment Agreement), compensation under the Employment Agreement will end.  In the event the Employment Agreement is terminated:

•	directly by the Company without due cause; or
•	constructively by the Company in certain circumstances; or
•	within one year of a change in control (as defined in the Employment Agreement);

Mr. Mondor will be entitled to (1) a continuation of salary for a period of twelve (12) months from the date of termination (the “Severance Period”), (2) an immediate lump sum payment equal to the amount, if any, paid as an annual bonus in the year preceding his termination, and (3) continued coverage under the Company’s healthcare plans through the severance period.  Mr. Mondor must execute a release acceptable to the Company prior to receiving any such payment.  The Employment Agreement also provides that if an employee is terminated due to death or continuing disability the employee or his estate will be paid six months of salary.  Notwithstanding the foregoing, the timing of severance payments called for under the Employment Agreement is subject to adjustment in order to comply with terms of Section 409A of the Internal Revenue Code of 1986, as amended.

If Mr. Mondor's employment is terminated for any reason, he is prohibited from competing with the Company, soliciting its customers, or trying to hire its employees for the period in which he receives severance, if any, plus one year.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement attached hereto as Exhibit 10.2 and incorporated herein by reference in its entirety.

The press release issued by the Company announcing Mr. Mondor’s employment and Mr. Trimm’s resignation is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits.

   (d) Exhibits

10.1	Separation Agreement, dated April 8, 2008, between Concurrent Computer Corporation and T. Gary Trimm.

10.2	Employment Agreement, dated April 8, 2008, between Concurrent Computer Corporation and Dan Mondor.

99.1	Press Release dated April 9, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCURRENT COMPUTER CORPORATION

Date: April 9, 2008	By:	/s/ Emory O. Berry
Emory O. Berry
Chief Financial Officer